SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 1, 2005

REGENCY CENTERS, L.P.

(Exact name of registrant as specified in its charter)

Florida	000-24763	59-3429602
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

121 West Forsyth Street, Suite 200
Jacksonville, Florida	32202
Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:  (904)-598-7000

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 ..425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

Wells Fargo Bank, National Association Credit Agreement

        On June 1, 2005, Regency Centers, L.P. (“RCLP”) entered into a Credit Agreement by and among RCLP as Borrower, its general partner, Regency Centers Corporation (“Regency“), as Guarantor, each of the Lenders signatory thereto, and Wells Fargo Bank, National Association, as Agent (the “Credit Agreement”). The Credit Agreement provides for a $275,000,000 unsecured term loan maturing on March 1, 2006. The facility was fully drawn on the closing date. Interest accrues at a floating rate which will be, at RCLP’s option, either LIBOR or a base rate plus, in both cases, an applicable margin which is subject to adjustment based on the credit rating assigned to RCLP and Regency by the applicable rating agencies. Interest only is payable monthly, and principal is due at maturity, except that the loan is subject to mandatory prepayment from the net cash proceeds of any equity issuances. Voluntary prepayments are permitted at any time without fee upon proper notice and subject to a minimum dollar requirement. The purpose of the Credit Agreement is to finance the equity investment by RCLP in the joint venture that acquired the First Washington portfolio of retail properties in the transaction described in Item 2.01 below. The Credit Agreement incorporates by reference the covenants contained in RCLP’s existing $500,000,000 unsecured revolving line of credit with Wells Fargo (the “Existing Line of Credit”). The Credit Agreement includes customary events of default for facilities of this type (with customary grace periods, as applicable).

        The above summary is qualified in its entirety by reference to the Credit Agreement, which will be filed as an exhibit to RCLP’s Form 10-Q for the quarter ended June 30, 2005, and terms not defined herein are as defined in such Credit Agreement.

Amended and Restated Joint Venture Agreement with Macquarie CountryWide

        Immediately before the First Washington portfolio acquisition described in Item 2.01 below, RCLP entered into an Amended and Restated Limited Liability Company Agreement dated as of June 1, 2005 (the “JV Agreement”) with Macquarie CountryWide (US) No. 2 LLC (“MCW LLC”), an affiliate of Macquarie CountryWide Trust (“Macquarie”). The JV Agreement governs the joint venture, Macquarie CountryWide-Regency II, LLC (the “Venture”), that acquired the First Washington portfolio. Macquarie is an Australian listed registered managed investment scheme which, through affiliates, is a partner in two other joint ventures with RCLP.

        MCW LLC owns 64.95% of the Venture, RCLP owns 34.95%, and the remaining 0.1% is owned by Macquarie-Regency Management, LLC, a newly formed Delaware limited liability company (“U.S. Manager”). U.S. Manager is owned 50% by RCLP and 50% by Macquarie Real Estate Inc. (“MREI”), an affiliate of Macquarie Bank Limited. RCLP is the managing member of U.S. Manager, which in turn is the managing member of the Venture. Major decisions, including property acquisitions and dispositions, financings, annual budgets and dissolution of the Venture, are subject to the approval of all the members of both the Venture and U.S. Manager.

        RCLP is entitled to 34.95% of the Venture’s cash flow, plus one-half of U.S. Manager’s 0.1% interest in the cash flow of the Venture. RCLP also is entitled to one-half of the distributions that U.S. Manager receives as managing member of the Venture. U.S. Manager is entitled to additional distributions of cash flow equal, on an annual basis, to 0.40% of MCW LLC’s share of the Venture’s assets, valued at their fair market value. U.S. Manager also is entitled to performance distributions equivalent to a pro rata portion, based on the Venture’s assets relative to Macquarie’s total assets, of the performance compensation earned by Macquarie CountryWide Management Limited, the responsible entity of Macquarie. Under Macquarie’s governing document, the Macquarie Constitution, this performance compensation is tied to Macquarie’s performance relative to a benchmark index of publicly traded peer companies in Australia and generally is subject to an annual limit of 0.8% of the fair market value of Macquarie’s assets.

        The JV Agreement provides for the Venture to pay fees for various services to U.S. Manager, or directly to RCLP and/or MREI (or their respective affiliates) for performing the services. The fees consist of (1) a due diligence fee of 0.25% of the acquisition price of acquired properties, (2) a capital restructuring and consulting fee for services provided in connection with any new financing with a term of at least 12 months, (3) an acquisition fee of 1.0% of the acquisition price of properties acquired from third parties or acquired from Regency or any affiliate at no more than their cost to Regency, and (4) a disposition fee of up to 1% of the sale price of property sold to a third party. The JV Agreement also approves the appointment of RCLP’s subsidiary, Regency Realty Group, Inc., as property manager for the Venture’s properties when and as First Washington Realty, Inc. ceases to be the property manager.

        Future acquisitions by the Venture are subject to investment criteria to be approved by all the members of the Venture.

        On a change of control of Macquarie, RCLP will have the right to buy Macquarie’s interest in the Venture at fair market value or cause a liquidation of the Venture and a distribution in kind of the assets of the Venture. On a change of control of Regency, Macquarie will have the right to cause a liquidation in kind of the Venture or to terminate the property management agreement, which provides in that event for a buy-out of its remaining term (10 years, plus two five-year renewal options, at Regency’s election).

        RCLP will have the right after June 1, 2010 to redeem its interest in the Venture in whole or in part, for fair market value, to be paid at the election of MCW LLC’s sole member, in cash or in common stock of the sole member that will be exchangeable for publicly traded Macquarie units.

Item 2.01   Completion of an Acquisition or Disposition of Assets

Closing of First Washington Portfolio Acquisition

        On June 1, 2005, the Venture closed the acquisition of 100 retail centers totaling approximately 12.8 million square feet located throughout 17 states and the District of Columbia from a joint venture between CalPERS and an affiliate of First Washington Realty, Inc. (the “Sellers”) pursuant to a Purchase and Sale Agreement dated February 14, 2005. The purchase price was approximately $2.68 billion, including the assumption of approximately $68.6 million of mortgage debt. The transaction included the purchase of the equity interests of the Sellers in three entities that directly or indirectly owned the properties. The Venture did not acquire the Edgewater Commons property, which originally was to be part of the transaction, because the 50% joint owner of the property has exercised its right to acquire it under a buy-sell agreement.

        The Venture made an initial deposit of $712 million on March 25, 2005. On June 1, 2005, the initial deposit was disbursed to the CalPERS, less $18.9 million held back in escrow for certain ongoing and future environmental remediation projects, and the remainder of the purchase price was funded to the Sellers.

        The Venture has contracted with First Washington Realty, Inc. to continue to serve as property manager for the properties located in the mid-Atlantic and northeastern United States for up to 24 months.

Item 2.03   Creation of a Direct Financial Obligation

        See Item 1.01, regarding the Wells Fargo Equity Bridge Credit Agreement, which is incorporated herein by reference.

Item 3.03   Material Modification to Rights of Security Holders

        See Item 1.01, regarding the Wells Fargo Bank Credit Agreement, which is incorporated herein by reference. The Credit Agreement contains the same covenants found in the Existing Line of Credit which limit RCLP’s ability to make distributions to its partners, including Regency, and Regency’s ability to make distributions to its shareholders.

Item 9.01   Financial Statements and Exhibits

      (a)   Financial Statements of Business Acquired.

              We hereby confirm that the required financial statements will be filed on or before August 17, 2005, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

      (b)   Pro Forma Financial Information.

            See Paragraph (a) above.

      (c)   Exhibits.

Exhibit	Description

10.1*	275,000,000 Credit Agreement dated as of June 1, 2005 by and among Regency Centers, L.P. as Borrower, Regency Centers Corporation as Guarantor, each of the Lenders signatory thereto, and Wells Fargo Bank, National Association, as Agent.

10.2*	Amended and Restated Limited Liability Company Agreement dated as of June 1, 2005 by and among Regency Centers, L.P., Macquarie CountryWide (US) No. 2 LLC, Macquarie-Regency Management, LLC, Macquarie CountryWide (US) No. 2 Corporation and Marquarie CountryWide Management Limited.

* To be filed as an exhibit to the applicable periodic report or registration statement pursuant to Regulation S-K 601.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS, L.P.
(registrant)

By: REGENCY CENTERS CORPORATION
Its General Partner

Date: June 7, 2005	By: /s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President,
Finance and Principal Accounting Officer

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